Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated January 27, 2025, on the financial statements of Medical Exercise, Inc. as of March 31, 2024, included herein on the registration statement of Medical Exercise, Inc. on Form S-1 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
January 27, 2025